UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
FORM 8-K
___________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 8, 2021
SILA REALTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Annual Incentive Plan
On January 8, 2021, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of Sila Realty Trust, Inc. (the “Company”) established performance metrics and goals for calendar year 2021 with respect to 2021 annual incentive awards (the “2021 Awards”) for the executive officers of the Company, including the following 2021 Awards to each of Michael A. Seton, the Company’s Chief Executive Officer, and Kay C. Neely, the Company’s Chief Financial Officer:

Executives	Level	Annual Cash Bonus
Michael A. Seton, Chief Executive Officer	Maximum	$ 1,620,000
	Target	$ 1,080,000
	Threshold	$ 540,000
Kay C. Neely, Chief Financial Officer	Maximum	$ 675,000
	Target	$ 450,000
	Threshold	$ 225,000
Each executive officer will be eligible to earn between 50% and 150% of his or her target bonus opportunity, based on performance achievements relative to the specific metrics and goals. A portion of the target bonus opportunity will be based on the achievement of certain quantitative goals, including (i) an adjusted funds from operations goal and (ii) a general and administrative expenses goal. Further, a portion of the target bonus opportunity for Michael A. Seton, the Company’s Chief Executive Officer, will be based on the achievement of a specific estimated net asset value per share of the Company. If actual performance were to fall in between the respective goals at the threshold, target or maximum levels, payouts would be determined based on straight-line interpolation.
In addition, a portion of the target bonus opportunity will be based on a subjective assessment of the executive officer’s performance of certain qualitative measurement criteria. The Compensation Committee believes that these qualitative goals are key to aligning the Company’s interests with its stockholders, because such goals incentivize the Company’s executive officers to focus not only on financial results, efficiency and stability, but also other areas of acute interest to the Company’s stockholders, such as corporate governance and the delivery of sustainable, long-term value. Payment of the subjective/discretionary component of the 2021 Awards is at the sole discretion of the Compensation Committee.
Performance DSUs
On January 8, 2021, the Compensation Committee approved performance-based deferred stock unit awards (“Performance DSUs”) to be granted under the Company’s Amended and Restated 2014 Restricted Share Plan (the “Plan”) and in accordance with previously entered into employment agreements and offer letters with its executive officers to be made in the first quarter of 2021, subject to each executive officer’s continued employment through the grant date. Under this program, the Compensation Committee would grant the following Performance DSUs to each of Mr. Seton and Ms. Neely:

Executives	Level	Number of Performance DSUs
Michael A. Seton, Chief Executive Officer	Maximum	155,350
	Target	103,567
	Threshold	51,784
Kay C. Neely, Chief Financial Officer	Maximum	60,414
	Target	40,276
	Threshold	20,138
The Performance DSUs are designed to align each individual’s total direct compensation with the long-term interests of the Company and its stockholders by further linking compensation to performance. The Performance DSUs represent the right to receive a number of shares of Class A common stock of the Company on a one-to-one basis with the number of Performance DSUs that vest, with vesting subject to continued employment conditions and the Company’s achievement of the performance goals, each as set forth in the award agreements. The Performance DSUs will vest based on the level of achievement of performance over the three fiscal years (2021-2023) subject to the executive officer’s continuous employment through the applicable vesting date, with limited exceptions noted below and described in the award agreements.

The applicable performance metric approved by the Compensation Committee is based on an average three-year same-store net operating income (“NOI”) growth. The Company defines "same store properties" as operating properties that were owned and operated for the entirety of each fiscal period being compared and exclude properties under development. The Compensation Committee established threshold, target and maximum levels of performance for the performance goal of 50%, 100% and 150% of target, respectively. If actual performance were to fall in between the threshold, target and maximum levels, payouts would be determined based on straight-line interpolation. No Performance DSUs would be earned if performance is below the threshold level and no more than 150% of the target award is earned for performance above the maximum level.

An awardee may be entitled to accelerated vesting of the award in the event that his or her employment is terminated during the performance period by the Company without cause, by the executive for “good reason”, upon his or her death or disability, or in the event of change of control of the Company.

The Performance DSUs are subject to the terms and conditions of the Plan and Deferred Stock Award Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The matters disclosed in this Current Report on Form 8-K will be more fully discussed in the proxy statement for the Company’s 2021 annual meeting of stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Deferred Stock Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILA REALTY TRUST, INC.

Dated: January 8, 2021	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer